Exhibit 99.1

Palomar Holdings, Inc. Announces Promotion of Britt Morries to Chief Operating Officer

LA JOLLA, Calif., September 1, 2020 (GLOBE NEWSWIRE) – Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) today announced that Britt Morries has been promoted to Chief Operating Officer, effective immediately.  Mr. Morries is succeeding Jon Christianson, who assumed the role of Chief Underwriting Officer on August 1, 2020.  Mr. Morries will continue to serve as Chief Technology Officer while the Company initiates a search for his replacement.

Mac Armstrong, Chairman and Chief Executive Officer commented, “Britt has been a driver of change and operational improvement since he joined Palomar as our Chief Technology Officer in 2017.  He has built our technology team, platform, and infrastructure from the ground up, enabling Palomar to leverage technology to both scale and effectively service our policy holders.  It is appropriate that Britt will remain actively focused on our technology until an appropriate candidate has been determined to succeed him in this capacity. He brings a creative and dynamic mindset that will help drive us toward our strategic growth and expansion goals, as the spirit of innovation is core to Palomar’s success as a leading specialty property insurer.  Britt will work with myself and the senior leadership team in his capacity supporting our growth initiatives.”

Mr. Morries stated, “I am very excited to assume the Chief Operating Officer leadership role.  At Palomar we have built our platform on digitizing business processes in an agile fashion and automation. It enables us to gain additional efficiencies and increase our processing bandwidth, whilst empowering us to accelerate our growth and expand product offering. Further our technology allows us to continue to build services integrations with our partner companies, agencies and carriers. Integrating the Operations and Technology teams will provide even more synergy moving forward. I am eager to continue the journey with the exceptional team that we have here at Palomar.”

Mr. Morries has served as Chief Technology Officer since joining the Company in August 2017. Prior to joining the Company, Mr. Morries served as Chief Technology Officer of Wellbeats, and previously, Mr. Morries served in senior management roles at John B. Collins Associates and Aon. Mr. Morries attended Metropolitan State University of Minnesota, where he studied computer science.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the ultimate parent and insurance holding company of its operating subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc. and Palomar Excess and Surplus Insurance Company. Palomar is an innovative insurer that focuses on the provision of specialty property insurance for residential and commercial clients. Palomar’s underwriting and analytical acumen allow it to concentrate on certain markets that it believes are underserved by other insurance companies, such as the markets for earthquake, wind and flood insurance. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A-” (Excellent) from A.M. Best.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events. competitive conditions, and the impact of COVID-19 and related economic conditions, including the Company’s assessment of the vulnerability of certain categories of investments to the economic disruptions associated with COVID-19 and legislative or regulatory developments affecting the insurance industry. These and other factors that may result in differences are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.